Exhibit 99.1

LIBERTY MEDIA CORPORATION TO PRESENT AT 2013 CITI GLOBAL INTERNET, MEDIA & TELECOMMUNICATIONS CONFERENCE

Englewood, Colo, January 2nd - Liberty Media Corporation (Nasdaq: LMCA, LMCB) announced that Greg Maffei, President and CEO of Liberty Media, will be presenting at the 2013 Citi Global Internet, Media & Telecommunications Conference, on Tuesday, January 8th at 4:30 p.m., Pacific Time at the Bellagio in Las Vegas, NV. During his presentation, Mr. Maffei may make observations regarding the company's financial performance and outlook.

The presentation will be broadcast live via the Internet. All interested persons should visit the Liberty Media Corporation website at http://www.libertymedia.com/events to register for the webcast. An archive of the webcast will also be available on this website for 30 days.

About Liberty Media Corporation
Liberty Media (Nasdaq: LMCA, LMCB) owns interests in a broad range of media, communications and entertainment businesses, including its subsidiaries Atlanta National League Baseball Club, Inc. and TruePosition, Inc., its interests in Starz, LLC, SiriusXM, Live Nation Entertainment and Barnes & Noble, and minority equity investments in Time Warner Inc. and Viacom.

Contact:
Courtnee Ulrich
720-875-5420